Subsidiaries of the Registrant
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Unidigital Elements (NY), Inc., a New York corporation

Unidigital Elements (SF), Inc., a Delaware corporation, doing business as TX and Unidigital California, Inc. in California

Unison (NY), Inc., a Delaware corporation

Unison (MA), Inc., a Delaware corporation

Elements (UK) Limited, a United Kingdom corporation

Regent   Communications  (UK)  Limited,  a  United  Kingdom   corporation,   and
wholly-owned subsidiary of Elements (UK) Limited

Libra City Corporate Printing Limited, a United Kingdom corporation, and wholly-owned subsidiary of Elements (UK) Limited